UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 16, 2018

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 345-2020

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2018 (the “Second Amendment Effective Date”), Party City Holdings Inc. (“Holdings”), a wholly-owned indirect subsidiary of Party City Holdco Inc. (the “Company”), PC Intermediate Holdings, Inc. (“PC Intermediate”), a wholly-owned indirect subsidiary of the Company, and Party City Corporation (“Party City” and, together with Holdings, the “Borrowers”) modified the Borrowers’ Term Loan Credit Agreement, by entering into the Second Amendment to Term Loan Credit Agreement (the “Second Amendment”), which amends the Term Loan Credit Agreement, dated as of August 19, 2015 by and among the Borrowers, PC Intermediate, Deutsche Bank AG New York Branch, as administrative agent, the various lenders party thereto and the other agents named therein (as previously amended by the First Amendment to Term Loan Credit Agreement, dated as of October 20, 2016, the “Credit Agreement”, and the Credit Agreement as amended by the Second Amendment, the “Amended Credit Agreement”). The Second Amendment replaces the loans outstanding under the Credit Agreement immediately prior to the Second Amendment Effective Date (the “Replacement Term Loans”) with a new class of term loans in an aggregate principal amount of $1,211.3 million (the “2018 Replacement Term Loans”).

The Amended Credit Agreement provides for a reduction in the applicable interest rate margins for all term loans. Depending on the Borrowers’ Senior Secured Leverage Ratio (as defined in the Amended Credit Agreement), the applicable margin varies (i) for ABR borrowings from 1.50% to 1.75% and (ii) for LIBO Rate borrowings from 2.50% to 2.75%. The applicable interest rate margins on the 2018 Replacement Loans represent a 0.50% to 0.25% reduction from the applicable interest rate margins on the Replacement Term Loans, respectively.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information set form in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

10.1	Second Amendment to Term Loan Credit Agreement, dated as of February 16, 2018, by and among Party City Holdings Inc., Party City Corporation, PC Intermediate Holdings, Inc., Deutsche Bank AG New York Branch as administrative agent and the various lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: February 20, 2018	By:	/s/ Daniel J. Sullivan
Daniel J. Sullivan
Chief Financial Officer